UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

E COM VENTURES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-19714	65-0977964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 International Parkway

Sunrise, Florida 33325

(Address of principal executive offices) (Zip Code)

(954) 335-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

In response to inquiries from its shareholders since the March 12, 2008 filing of its preliminary proxy statement concerning the proposed Merger with Model Reorg, Inc. (“Model”), E Com Ventures, Inc. (“E Com”) is furnishing the following additional information regarding the Merger. As described in our preliminary proxy statement, we expect the Merger of the two companies to provide operating synergies because of the ability to consolidate warehouse, shipping, information technology and administration functions that will result in reduced overhead and redundancies. Based on our preliminary estimates, the realization of which cannot be assured, we anticipate that these synergies will reduce the projected aggregate annual operating expenses of Model and E Com by approximately $3.5 to $4.0 million on a pre-tax basis, with a nominal impact on the twelve months ended October 31, 2008. In addition to these expense savings, we anticipate that the Merger of the two companies will also result in greater scale and a stronger financial position that will result in additional bargaining power and improved terms with our suppliers and landlords, which will result in further benefits to the operating results of the combined companies.

The projected estimated annual operating expense reduction is being provided in reliance on Item 10(e)(6) of Regulation S-K with respect to a disclosure of non-GAAP financial measures pursuant to Rule 14a-12 of the Securities Exchange Act of 1934.

Forward-Looking Statements

The prospective operating and financial information provided above about completion of the Merger and the anticipated business and financial results of the combined company are “forward looking statements.” These involve known and unknown risks, uncertainties and other factors that may cause the combined company’s actual results, performance or achievements, or those of its industry, to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements, and are based upon information available to E Com as of the date hereof. E Com assumes no obligation to update any such statements. Factors that could cause actual results to differ include circumstances that would cause the Merger not to be completed or its completion to be delayed, or that would cause the anticipated benefits of the Merger not to be realized. These include, but are not limited to: the ability of E Com and Model Reorg, Inc. to obtain the financing necessary to consummate the Merger; the combined company’s ability to comply with the covenants in its credit facilities; general economic conditions, including the level of discretionary spending by consumers; the combined company’s ability to integrate the business and operations of E Com and Model Reorg; the combined company’s ability to maintain and expand supplier and customer relationships and to raise additional capital to finance expansion; and other factors described in the “Risk Factors” and “Forward-Looking Statements” sections of E Com’s preliminary proxy statement filed with the SEC. Other risks associated with E Com’s business that will continue to apply after the Merger are discussed in E Com’s quarterly and annual reports filed with the SEC, including its Form 10-K for its fiscal year ended February 3, 2007 and its Form 10-Q for its fiscal quarter ended November 3, 2007.

Where to Find Information About the Merger

In connection with the proposed Merger, E Com has filed with the SEC a preliminary proxy statement regarding the Merger and intends to distribute a definitive proxy statement. Before making any voting decision with respect to the Merger, E Com shareholders are urged to read the proxy statement and any other relevant materials filed with the SEC and provided to them or otherwise publicly disclosed when they become available because they will contain important information about the Merger. A copy of the preliminary proxy statement (and the definitive proxy statement when it becomes available) and any other relevant documents filed by E Com with the SEC may be obtained for free on the SEC’s web site, www.sec.gov or from E Com Investor Relations at 251 International Parkway, Sunrise, Florida 33325. You may also read and copy any reports, statements and other information filed by E Com with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Proxy Solicitation

E Com and its directors (including Stephen Nussdorf) and executive officers may be deemed to be participants in any solicitation of proxies of E Com shareholders in connection with the transaction. Such individuals may have interests in the transaction that differ from those of E Com shareholders generally. Current, detailed information about the affiliations and interests of the participants in the solicitation, by stock ownership or otherwise, can be found in the preliminary proxy statement relating to the Merger filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E COM VENTURES, INC.

Date: March 14, 2008	By:	/s/ Donovan Chin
Donovan Chin,
Chief Financial Officer